Exhibit 99.1

Franchise Group, Inc. Provides Preliminary Third Quarter Operating Statistics

Third Quarter Earnings Release and Conference Call Scheduled for November 4, 2020

ORLANDO, Fla., October 26, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today is providing preliminary operating statistics for the third quarter of fiscal 2020.

Based on a preliminary assessment, we expect to report:

•	Revenue for the three months ended September 26, 2020 of at least $550.0 million.
•	Revenue for the nine months ended September 26, 2020 of at least $1,655.0 million.
•	Net income/(loss) for the three months ended September 26, 2020 of at least $(9.5) million.
•	Net income for the nine months ended September 26, 2020 of at least $28.4 million.
•	Adjusted EBITDA for the three months ended September 26, 2020 of at least $47.5 million.
•	Adjusted EBITDA for the nine months ended September 26, 2020 of at least $194.5 million.
•	Supplemental Information for the three months ended September 26, 2020 of at least $0.6 million.
•	Supplemental Information for the nine months ended September 26, 2020 of at least $28.6 million.
•	For the third quarter comparable same stores sales for American Freight were up approximately 15%, Buddy’s were up approximately 14.7% and The Vitamin Shoppe were up approximately 8.6%.

In order to conform with SEC rules and regulations for non-GAAP reporting, Franchise Group will not be reporting synergies and other acquisition costs as part of Pro Forma Adjusted EBITDA. The Company will continue to report Adjusted EBITDA in the same format as it has in the past and will provide Supplemental Information that reflects cost synergies and other acquisition impacts as discussed below. The specific amounts included in each disclosure are fully discussed in detail below in the Non-GAAP Financial Measures and Key Metrics.

Conference Call Information

Franchise Group will conduct a conference call on November 4th at 4:30 P.M. ET to discuss its business, financial results for the third quarter of 2020 and provide an update on its outlook for the rest of 2020. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 7849566. Please dial in 5-10 minutes prior to the scheduled start time.

Non-GAAP Financial Measures and Key Metrics

Management defines and calculates Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgements and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment.

Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. These measures are used by our management to evaluate performance and make resource allocation decisions each period. Adjusted EBITDA is also the primary operating metric used in the determination of executive management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

The Supplemental Information is provided to reflect the estimated cost savings related to various management actions taken at our acquired businesses and other impacts of our acquisitions. The information primarily presents the realized and unrealized cost synergies assuming such actions were taken as of January 1, 2020. The majority of the cost synergies or dis-synergies have been realized or are expected to be realized by the end of 2020. Management believes this information is useful to investors as it provides relevant information regarding the status of the Company’s transformation activities and the estimated impacts during the period. Reasonable estimates were made by considering the cost reductions from contract termination charges or modifications to achieve more favorable pricing, reductions in duplicative costs upon integration and optimization activities that reduce overall spend. As these amounts are estimates and certain activities have not fully been implemented, these amounts are subject to change. Management believes that there is a reasonable basis for its estimates and they fairly present the estimated effects of management actions related to the Company’s acquisitions.

Below is a reconciliation of management’s estimate of net income to estimated Adjusted EBITDA for the three months and nine months ended September 26, 2020.

	Three Months Ended September 26, 2020 At least	Nine Months Ended September 26, 2020 At least
	($ in millions)
Non-GAAP Reconciliation:
Net Income/(Loss)	$(9.5)	$28.4
Add back:
Interest expense, net	25.5	82.9
Income tax expense	–	(44.0)
Depreciation and Amortization	17.0	50.8
Total Adjustments	42.5	89.7
EBITDA	33.0	118.0
Adjustments to EBITDA
Executive severance and related costs	0.7	6.0
Stock based compensation	2.0	6.3
Shareholder litigation costs	0.2	0.5
Corporate governance costs	0.3	0.4
Accrued judgments and settlements	0.3	(0.8)
Store closures	0.2	0.7
Rebranding costs	1.3	4.6
Acquisition costs	1.3	18.3
Inventory fair value step up amortization	7.0	35.2
Debt prepayment penalty	1.2	5.3
Total Adjustments to EBITDA	14.5	76.4
Adjusted EBITDA	$47.5	$194.5

	Three Months Ended September 26, 2020 At least	Nine Months Ended September 26, 2020 At least
	($ in millions)
Supplemental Information: Cost Synergies and Acquisition Impacts
Estimated realized and unrealized costs savings	$0.6	$25.6
Other acquisition related compensation costs	0	3.0

Supplemental Information	$0.6	$28.6

Preliminary Financial Information

The preliminary financial results and other information provided above are subject to the completion of the Company’s financial closing procedures, final adjustments and any other developments that may arise between now and the time the financial results for the third quarter of 2020 are finalized, including the impact of COVID-19 on the Company’s business. Therefore, this information represents management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results and other information described above may materially differ from the actual results that will be reflected in the consolidated financial statements for the quarter when they are completed and publicly disclosed. In addition, preliminary results for the third quarter are not necessarily indicative of operating results for any future quarter or results for the full year.

About Franchise Group, Inc.

Franchise Group is an operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe. On a combined basis, Franchise Group currently operates over 4,000 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, its preliminary third quarter financial results, and the effects of the coronavirus (COVID-19) pandemic on economic conditions and the industry in general, and the financial position and operating results of the Company. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:

Andrew F. Kaminsky

EVP & Chief Administrative Officer

Franchise Group, Inc.

akaminsky@franchisegrp.com

(914) 939-5161

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